Exhibit 4.16

ADDENDUM NO 17

To

MASTER MANAGEMENT AGREEMENT dated February 7th, 2008 between Euroseas Ltd and Eurobulk Ltd

This Addendum is made as of 10th February 2026 between Euroseas Ltd. (the “Company”), in its own capacity and as agent for each of its vessel owning subsidiaries identified in Shedule A hereto together with any additional subsidiaries that may acquire vessels in the future (the “Subsidiaries”) and Eurobulk Ltd. (the “Manager”).

REMUNERATION

Fees payable to Eurobulk were adjusted based in reported inflation for Greece (Dec 24 - Dec 25). Daily management fees were rounded at Euro 875/day/vessel while the executive services fees were rounded at US$2,360,000 per annum. Both with effect of 1st January 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Management Agreement as of the date first written above.

Euroseas Ltd. By:__/s/ Aristeides J. Pittas__ Name: Aristeides J. Pittas Title: Chairman of the Board, President, CEO EuroBulk Ltd. By:__/s/ Nikolaos Pittas__ Name: Nikolaos Pittas Title: Director

Schedule A

to addendum no 17 to

Master Management Agreement dated February 7th , 2008

Antwerp Shipping Ltd, Marshall Islands-m/v Synergy Antwerp

Busan Shipping Ltd, Marshall Islands-m/v Synergy Busan

Oakland Shipping Ltd, Marshal\ Islands-m/v Synergy Oakland

Keelung Shipping Ltd, Marshall Islands-m/v Synergy Keelung

Gregos Shipping Limited, Marshall Islands - m/v ΕΜ Astoria

Noumea Shipping Limited, Liberia - m/v Evrid iki G

Joanna Maritime Ltd, Liberia -m/v Joanna

Corfu Navigation Ltd - m/v ΕΜ Corfu

Kea Shipowners Ltd, Liberia-m/v Em Kea

Spetses Shipowners Ltd, Liberia-m/v Em Spetses

Hydra Shipowners Ltd, Liberia-m/v Em Hydra

Gregos Maritime Ltd., Marshal\ Islands- m/v Gregos (Hul l Νο. 4201 )

Terataki Shipping Ltd., Marshall lslands - m/v Terataki (Hull Νο. 4202)

Marcos Shipping Ltd, Marshall Islands - Marcos V

Emmanuel Shipping Ltd, Marshall lslands - m/v Emmanuel Ρ

Rena Shipping Ltd, Marshal\ Islands - m/v Rena Ρ

Tender Soul Shipping Ltd, Marshall lslands - m/v Tender Soul (Hull Νο. 4236)

Leonidas Shipping Ltd, Marshal Islands - m/v Leonidas Ζ (Hull Νο. 4237)

Monica Shipowners Ltd, Liberia - m/v Monica (Hull Νο. 4248)

Stephania Shipping Ltd, Liberia - m/v Stephania Κ (Hull Νο. 4249)

Pepi Shipping Ltd, Liberia - m/v Pepi Star (Hull Νο. 4250)

Dear Panel Shipping Ltd, Liberia -m/v Dear Panel (Hull Νο. 4251)

Symeon Shipping Ltd, Liberia - m/v Symeon Ρ (Hull Νο. 4252)

Elena Shipowners Ltd, Marshall lslands - m/v Elena (Hull Νο. YZJ2024- 1711)

Nikitas Shipping Ltd, Marshall Islands - m/v Nikitas G (Hull Νο. YZJ2024-1 712)

Thrylos Shipping Ltd, Liberia - m/v Thrylos (Hull Νο. YZJ2024-1 768)

Socrates Shipping Ltd, Liberia - m/v Socrates Ch (Hull Νο. YZJ2024- l 769)

Danai Shipowners Ltd, Liberia - m/v Danai (Hull Νο. HC438)

Neni Shipping Ltd, Liberia -Neni (Hull Νο. HC439)

Last update January 10, 2026